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                                                                Exhibit 23.2(2)


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8, filed on August 27, 2001, pertaining to the Lodgian, Inc. 401(K) Plan of Lodgian, Inc. of our report dated July 14, 2000, with respect to the consolidated financial statements of Lodgian, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Atlanta, Georgia
August 27, 2001